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                                                                    EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-29671 and 333-29671-01) and the Registration Statement on Form S-4 (File No. 333-39875 and 333-39875-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our report dated October 3, 1997 relating to the financial statements of CHC International, Inc. Hospitality Division for the years ended November 30, 1995 and 1996 which appears in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company.


                                        /s/  Price Waterhouse LLP

Miami, Florida
December 5, 1997